Exhibit 99.1

ANALOGIC CORPORATION
8 CENTENNIAL DRIVE
PEABODY, MA 01960
NEWS RELEASE

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

John J. Millerick

Senior Vice President & CFO

(978) 326-4000

Paul M. Roberts

Director of Communications

(978) 326-4213

proberts@analogic.com

Analogic Corporation Announces Results

for Its First Quarter Ended October 31, 2008

PEABODY, MA (December 9, 2008) - Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, today announced results for its first quarter ended October 31, 2008.

Highlights of the quarter included:

  Revenues of $101,552,000, up $7,351,000 or 8% over preceding first quarter
  Net Income of $320,000 impacted by difficult operating and economic environment
  Earnings Per Share:
    GAAP: $0.02 per diluted share
    Non-GAAP: $0.19 per diluted share
  Medical Technology revenues up 10% over prior year, due primarily to Copley Controls acquisition
  Security Technology profitability up 20% on 4% revenue decrease

Revenues for the first quarter ended October 31, 2008 were $101,552,000, compared with the prior year's first quarter revenues of $94,201,000, an increase of $7,351,000, or 8%. Loss from operations on a GAAP basis was $1,584,000. Gross margins were negatively impacted by product mix, increased manufacturing costs due to lower production volumes, and amortization costs related to the Copley acquisition. A $4,455,000, or 16%, increase in operating expenses was due primarily to the Copley acquisition. GAAP net income for the first quarter was $320,000, or $0.02 per diluted share, compared with $6,388,000, or $0.48 per diluted share, for the prior year's first quarter. Net income was also affected by a reduction in pretax interest income of $1,704,000.

Income from operations on a non-GAAP basis for the quarter ended October 31, 2008, was $1,673,000, compared with $7,536,000 for the prior year's first quarter. Non-GAAP net income was $2,551,000, or $0.19 per diluted share, compared to $7,081,000, or $0.53 per diluted share, for the prior year's first quarter.

Non-GAAP financial measures exclude the impact of certain items. A description of these non-GAAP financial measures and a reconciliation of all GAAP and non-GAAP financial measures are presented in the financial tables at the end of this news release.

Sales of Medical Imaging products were $59,244,000, up 14% over the prior year's first quarter, due primarily to the inclusion of approximately $19,600,000 in Copley revenues. CT subsystem shipments were down during the first quarter due to continuing softness in the CT market, particularly in the U.S. The demand for CT systems, and therefore our subsystems, could remain soft for the near term. As indicated in our previous earnings call, there was also a substantial decrease in the shipment of integrated CT gantries to a major Original Equipment Manufacturer (OEM) in the radiation treatment market. Nonetheless, the overall radiation treatment market appears resilient, and we are beginning to see a recovery in orders from that customer. Revenues for magnetic resonance power systems were up substantially due to the inclusion of first-quarter revenues from Copley, which supplies advanced gradient amplifiers to OEMs. The Copley integration is proceeding well and on schedule. During the quarter we signed a major agreement for next-generation gradient amplifiers that will enter production in mid-2010.

Digital Radiography product revenues were $7,454,000, up 53% over the prior year, reflecting sales of our amorphous Selenium direct digital mammography detectors to Siemens. We expect DR revenues to continue to improve quarter over quarter as we ramp up shipments of detectors to two other customers during this fiscal year.

B-K Medical revenues were $18,888,000, down 8%, due largely to anticipation of a recently introduced ultrasound system and to unfavorable exchange rates. B-K Medical announced its premier Pro Focus UltraView 2202 ultrasound platform last week at the Radiological Society of North America meeting in Chicago. This top-of-the-line unit will begin shipping this month, and early in 2009 B-K Medical will introduce another new system, designed to access adjacent markets, that it expects to begin shipping in the third quarter of this fiscal year.

Security Technology product revenues were $12,854,000, down 4% from $13,336,000 a year earlier, with 15 EXACT® systems shipped in each quarter. The Company also shipped six new COBRA® automatic explosives and weapons detection systems during the quarter, providing our 3-D, continuous-flow technology to the checkpoint. On September 25, the Company announced that it had received an order from L-3 Security and Detection Systems for approximately $10 million in EXACT systems and upgrade equipment scheduled to begin shipping this month. Subsequent to the end of the quarter, the U. S. Department of Homeland Security's (DHS's) Transportation Security Laboratory completed certification testing of the eXaminer® SX baggage inspection system, designed for airports with size constraints or throughput requirements of up to 360 bags an hour. We believe that the system has satisfied the applicable testing criteria and expect to receive a formal notice of certification upon successful completion of DHS's usual procedures relating to the certification process. Marketed worldwide by L-3 Communications, SX systems are expected to begin shipping in the second half of this fiscal year.

President and CEO Jim Green said, "As I indicated in our last earnings call, the first half of fiscal 2009 is proving to be a challenge, exacerbated by the global economic crisis. The Deficit Reduction Act (DRA) continues to affect our high-end CT DAS business. We are also working closely with our OEM customers as they gauge the effect of the current economic situation on their markets. Nonetheless, our magnetic resonance and digital radiography revenues improved year over year. Our Digital Radiography segment, focusing on digital mammography plates, was profitable for the second quarter in a row. While specialized ultrasound system revenues were down for the quarter, we expect to benefit from B-K Medical's introduction of two major new scanners. The Security Technology business is running profitably with a stable level of EXACT shipments. On the Security side, we look forward to continuing EXACT orders with revenue growth from the shipment of the new eXaminer SX systems beginning in the second half of this fiscal year, and of the eXaminer XLB, designed for large, high-traffic airports, in the first half of next fiscal year."

Green continued, "While the current economic environment is challenging, we believe that we are well positioned for both the short and long term. We continue to benefit from our strong balance sheet and prudent cash management strategies, and we remain well positioned to explore attractive acquisition opportunities. Even so, we are accelerating our efforts to optimize our operating structure and to align our spending with the current environment. Over the longer term, we expect to benefit from our considerable technological strength, the continuing growth in the number of medical imaging procedures performed around the world, and the opportunities for new baggage screening systems to meet the evolving needs of aviation security. As a result, we are well positioned for long-term growth as The World Resource for Health and Security Technology."

Use of Non-GAAP Financial Measures

This presentation includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on Tuesday, December 9, at 11:00 a.m. ET to discuss the results for the first quarter and recent developments. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, Passcode 03391. You will then be asked for your name, organization, and telephone number and be connected to the conference. Presentation materials related to the quarterly financial information will be posted on the company's web site at www.analogic.com just prior to the call. To listen to the live audio webcast in listen-only mode, visit www.analogic.com approximately ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) Tuesday, December 30, 2008. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The conference ID number is 95735520.

A replay of the conference call webcast will be archived on the Company's website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Tuesday, December 30, 2008.

For more information on the conference call, visit www.analogic.com, call 978-326-4213, or email proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Automatic Explosives Detection, Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Advanced Signal Processing. For more information, visit www.analogic.com.

Forward-Looking Statements

This press release contains the Company's or management's intentions, hopes, beliefs, expectations, or predictions. These are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company's periodic reports filed with the SEC under the heading "Business Environment and Risk Factors." In addition, the forward-looking statements included in this press release represent the Company's views as of December 9, 2008. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to December 9, 2008.

Consolidated Statements of Operations (GAAP) (in thousands, except per share data)

	Three Months Ended October 31,
	(Unaudited)
	2008	2007
Net revenue:
Products	$ 94,947	$ 85,311
Engineering	3,493	5,515
Other	3,112	3,375
Total net revenue	101,552	94,201
Cost of sales:
Products	65,278	52,049
Engineering	3,190	5,456
Other	1,789	1,879
Total cost of sales	70,257	59,384
Gross margin	31,295	34,817
Operating expenses:
Research and product development	12,567	11,182
Selling and marketing	9,684	7,802
General and administrative	10,628	9,440
Total operating expenses	32,879	28,424
Income (loss) from operations	(1,584)	6,393
Other income:
Interest income, net	(1,008)	(2,703)
Other	(433)	(439)
Total other income	(1,441)	(3,142)
Income (loss) before income taxes	(143)	9,535
Provision (benefit) for income taxes	(463)	3,147
Net income	$ 320	$ 6,388
Net income per share:
Basic	$ 0.02	$ 0.49
Diluted	0.02	0.48
Dividends declared per share	$ 0.10	$ 0.10
Weighted-average shares outstanding:
Basic	13,240	13,089
Diluted	13,356	13,216

Condensed Consolidated Balance Sheets (GAAP) (in thousands)

	October 31,	July 31,
	2008	2008
	(Unaudited)	(Audited)
Assets:
Cash, cash equivalents and marketable securities	$161,481	$186,442
Accounts receivable, net	64,144	66,573
Inventories	79,161	79,197
Other current assets	33,408	28,714
Total current assets	338,194	360,926
Property, plant and equipment, net	83,919	90,405
Other assets	58,244	59,834
Total Assets	$480,357	$511,165
Liabilities and Stockholders' Equity:
Accounts payable	$28,668	$28,329
Accrued liabilities	22,279	34,552
Advance payments and deferred revenue	10,391	10,785
Total current liabilities	61,338	73,666
Long-term liabilities	8,359	8,993
Stockholders' equity	410,660	428,506
Total Liabilities and Stockholders' Equity	$480,357	$511,165

UNAUDITED SUPPLEMENTAL INFORMATION — RECONCILIATION OF GAAP
TO NON-GAAP MEASURES

The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other (income) expense, non-GAAP income before taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company's operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Executive transition expenses. In November 2006, John W. Wood Jr. resigned as President of the Company and was temporarily replaced by Bernard M. Gordon, who was appointed as our Executive Chairman, in which capacity he served as both our principal executive officer and Chairman of the Board. James W. Green was appointed as our President and CEO on May 21, 2007, replacing Mr. Gordon as our principal executive officer. Since his arrival Mr. Green has made and is continuing to make a number of changes in the senior leadership team reporting to him. As such, the Company has incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Gain on sale of investments and other. During the three months ended October 31, 2007, the Company received $84,000 as an initial escrow payment related to the Q4 2007 sale of its interest in Bio-Imaging Research, which it recorded as other income.

Adjustments for related tax impact. For purposes of calculating non-GAAP net income and non-GAAP diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company's income tax provision (benefit).

Management excludes the above described expenses and their related tax impact in evaluating short-term and long-term operating trends in the Company's operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three Months Ended October 31,
	2008	2007

GAAP Gross Margin	$ 31,295	$ 34,817
Share-based compensation	81	28
Acquisition related expense	1,148	-
Non-GAAP Gross Margin	$ 32,524	$ 34,845
Percent of Total Revenue	32.0%	37.0%
GAAP Operating Expenses	$ 32,879	$ 28,424
Share-based compensation	(1,581)	(370)
Executive transition	-	(418)
Acquisition related expense	(447)	(327)
Non-GAAP Operating Expenses	$ 30,851	$ 27,309
Percent of Total Revenue	30.4%	29.0%
GAAP Income (Loss) from Operations	$ (1,584)	$ 6,393
Share-based compensation	1,662	398
Executive transition	-	418
Acquisition related expense	1,595	327
Non-GAAP Income from Operations	$ 1,673	$ 7,536
Percent of Total Revenue	1.6%	8.0%
GAAP Other (Income) Expense	$ (1,441)	$ (3,142)
Gain on sale of other investments	-	84
Non-GAAP Other (Income) Expense	$ (1,441)	$ (3,058)
GAAP Income Before Income Taxes	$ (143)	$ 9,535
Share-based compensation	1,662	398
Executive transition	-	418
Acquisition related expense	1,595	327
Gain on sale of other investments	-	(84)
Non-GAAP Income Before Income Taxes	$ 3,114	$ 10,594
Percent of Total Revenue	3.1%	11.2%
GAAP Net Income	$ 320	$ 6,388
Share-based compensation	1,194	276
Executive transition	-	264
Acquisition related expense	1,037	206
Gain on sale of other investments	-	(53)
Non-GAAP Net Income	$ 2,551	$7,081
Percent of Total Revenue	2.5%	7.5%
GAAP Diluted EPS	$ 0.02	$ 0.48
Effect of non-GAAP adjustments	0.17	0.05
Non-GAAP Diluted EPS	$ 0.19	$ 0.53